--------------------------------------------------------------------------------




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                              TO CURRENT REPORT ON

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (Date of earliest event reported): MAY 17, 2002



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                       1-3473                  95-0862768
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)




                300 CONCORD PLAZA DRIVE                     78216-6999
                  SAN ANTONIO, TEXAS                        (Zip Code)
       (Address of principal executive offices)




       Registrant's telephone number, including area code: (210) 828-8484


--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On May 17, 2002, Tesoro Petroleum Corporation ("Tesoro" or the "Company") completed the acquisition of the 168,000 barrels per day Golden Eagle refinery located in Martinez, California in the San Francisco Bay area along with 70 associated retail sites throughout northern California (collectively, the "Golden Eagle Assets") from Ultramar Inc., a subsidiary of Valero Energy Corporation. The acquisition was completed pursuant to a Sale and Purchase Agreement, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing Company, as amended on February 20, 2002 and May 3, 2002, which was previously filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company intends to utilize the Golden Eagle Assets in a similar manner as the seller.

         The purchase price for the Golden Eagle Assets, as amended, was $945 million, plus $130 million for feedstock and refined product inventories, subject to post-closing adjustments. The Company issued to the seller two ten-year junior subordinated notes with face amounts aggregating $150 million as part of the $945 million purchase price. The notes consist of: (i) a $100 million junior subordinated note, due July 2012, which is non-interest bearing for the first five years and carries a 7.5% interest rate for the remaining five-year period, and (ii) a $50 million junior subordinated note, due July 2012, which has no interest payment in year one and bears a 7.47% effective interest rate for the second through the fifth years and a 7.5% interest rate for years six through ten. Copies of the $100 million and $50 million junior subordinated notes were previously filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The Company further funded the acquisition of the Golden Eagle Assets with borrowings under its amended and restated Senior Secured Credit Facility (described in Item 5 of this Current Report on Form 8-K, File No. 1-3473, filed May 24, 2002), proceeds of a March 2002 common stock offering and the proceeds of a April 2002 senior subordinated notes offering. The Company also assumed certain liabilities and obligations (including costs associated with transferred employees and environmental matters, among others) subject to certain levels of indemnification.

         In connection with the acquisition of the Golden Eagle Assets, the Company entered into a letter agreement, dated May 5, 2002, with the State of California Department of Justice, Office of the Attorney General, which was previously filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

         The foregoing is qualified by reference to the previously filed Exhibits 2.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial statements of businesses acquired.

                  The audited financial statements of Golden Eagle Refining and Marketing Assets Business as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four months ended December 31, 2000 were filed on Form 8-K under Item 7 on February 22, 2002.

                  The unaudited financial statements of Golden Eagle Refining and Marketing Assets Business as of March 31, 2002 and December 31, 2001 and for the three months ended March 31, 2002 and 2001 were filed on Amendment No. 1 to Form 8-K under Item 7 on July 16, 2002.

         (b) Pro forma financial information.

                  The following pro forma financial information is included in Appendix A hereto and incorporated herein by reference.

         PRO FORMA FINANCIAL STATEMENTS

         Unaudited Pro Forma Combined Condensed Balance Sheet
         as of March 31, 2002 .............................................  A-3

         Unaudited Pro Forma Combined Condensed Statement of Operations
         for the Year Ended December 31, 2002..............................  A-5

         Unaudited Pro Forma Combined Condensed Statement of Operations
         for the Three Months Ended March 31, 2002.........................  A-6


         (c) Exhibits.

                  2.1 Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing Company, including First Amendment dated February 20, 2002 and related Purchaser Parent Guaranty dated February 4, 2002 (incorporated by reference to
                           Exhibit 2.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-3473) and Second Amendment dated May 3, 2002 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed May 9, 2002, File No. 1-3473).

                 10.1 $100 million Promissory Note, dated as of May 17, 2002, payable by the Company to Ultramar Inc. (incorporated by reference to the Exhibit 10.1 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.2 $50 million Promissory Note, dated as of May 17, 2002, payable by the Company to Ultramar Inc. (incorporated by reference to the Exhibit 10.2 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.3* Letter dated May 5, 2002 from the Company to the State of California Department of Justice, Office of the Attorney General (incorporated by reference to the Exhibit 10.3 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.4 $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers Inc. (arranger), Lehman Commercial Paper Inc. (the syndication agent), Bank One, NA (the administrative agent) and a syndicate of banks, financial institutions and other entities (incorporated by reference to the Exhibit 10.4 to the Company's Current Report on Form 8-K, File No. 1-3473, filed on May 24, 2002). Certain schedules and exhibits to this Amended and Restated Credit Agreement have not been filed with this exhibit. The Company agrees to furnish supplementally any omitted schedule or exhibit to the SEC upon request.


         * Portions have been omitted pursuant to a request for confidential treatment.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 24, 2002


                                       TESORO PETROLEUM CORPORATION




                                       By:       /s/ Gregory A. Wright
                                          --------------------------------------
                                                   Gregory A. Wright
                                                 Senior Vice President
                                              and Chief Financial Officer

                                   APPENDIX A

                         PRO FORMA FINANCIAL STATEMENTS

     The term "Golden Eagle Assets" refers to the 168,000 barrels per day ("bpd") Golden Eagle refinery located in Martinez, California near the San Francisco Bay Area along with 70 associated retail sites throughout northern California that we acquired in May 2002. The term "Mid-Continent Acquisition" refers to our September 2001 acquisition of our North Dakota and Utah refineries and related storage, distribution and retail assets and the November 2001 acquisition of a crude oil gathering and transmission system located in Montana and North Dakota that provides crude oil to the North Dakota refinery (the "Pipeline System") from certain affiliates of BP plc ("BP"). The term "Acquisitions" refers to the Mid-Continent Acquisition and the acquisition of the Golden Eagle Assets.

     The following unaudited pro forma combined condensed balance sheet gives effect to the following events as if each had occurred on March 31, 2002:

     - the acquisition of the Golden Eagle Assets;

     - the offering of the outstanding 9 5/8% notes due 2012; and

     - additional borrowings under our amended and restated senior secured credit facility necessary to consummate the acquisition of the Golden Eagle Assets.

     The Mid-Continent Acquisition and the related financings closed during 2001 and are included in Tesoro's historical balance sheet as of March 31, 2002 as reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     The following unaudited pro forma combined condensed statements of operations give effect to the following events as if each had occurred on January 1, 2001:

MID-CONTINENT ACQUISITION:

     - consummation of the Mid-Continent Acquisition;

     - the related borrowings under our senior secured credit facility; and

     - the offering of our 9 5/8% notes due 2008.

ACQUISITION OF THE GOLDEN EAGLE ASSETS:

     - the acquisition of the Golden Eagle Assets;

     - the offering of the outstanding 9 5/8% notes due 2012;

     - the March 2002 underwritten public offering of 23 million shares of our common stock; and

     - additional borrowings under our amended and restated senior secured credit facility necessary to consummate the acquisition of the Golden Eagle Assets.

OTHER ADJUSTMENT:

     - the July 1, 2001 conversion of our Premium Income Equity Securities ("PIES(SM)") into shares of our common stock.

     As reported in our Annual Report on Form 10-K for the year ended December 31, 2001, Tesoro's historical results of operations for the year ended December 31, 2001 included results of the Mid-Continent Acquisition (excluding the Pipeline System) and related interest and financing costs for the period September 6, 2001 (the closing date for those assets) through December 31, 2001 and results of the Pipeline System and related interest and financing costs for the period November 1, 2001 (the closing date for the Pipeline System) through December 31, 2001.

     The acquisition of the Golden Eagle Assets was accounted for using the purchase method of accounting. The estimates of the fair value of the Golden Eagle Assets and related liabilities are based on preliminary estimates. These estimates with respect to inventories, property, plant and equipment, intangible assets and certain assumed liabilities may change from the amounts shown. In June 2002, we announced our goal to reduce debt, which includes, among other things, the possible divestiture of certain assets. We are reviewing certain assets for possible sale, including the Beacon retail stations acquired as part of the Golden Eagle Assets. We have not yet determined that it is likely that the Beacon stations will be sold. Therefore we have not classified these assets as "held for sale" in the unaudited pro forma combined condensed financial statements. We have included the assets and results of operations with the other Golden Eagle Business assets as "held and used". The classification would change if we determine that it is likely that we will sell the Beacon retail stations.

     The unaudited pro forma combined condensed financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the future financial position or future results of the combined companies or of the financial position or the results of operations that would have actually occurred had the Acquisitions taken place as of the date or for the periods presented. The unaudited pro forma combined condensed statements of operations do not reflect any benefits from potential cost savings or revenue enhancements resulting from the integration of the operations of the Acquisitions. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 contains allocations of corporate overhead totaling $23.3 million related to the historical Mid-Continent Acquisition and Golden Eagle Assets financial statements. We believe the actual incremental corporate overhead that we will incur will be less than the allocated amounts.

     These unaudited pro forma combined condensed statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, the historical Consolidated Financial Statements of Tesoro Petroleum Corporation, the Financial Statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. and the Financial Statements of Golden Eagle Refining and Marketing Assets Business (the "Golden Eagle Business").

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2002

                                                      HISTORICAL                 PRO FORMA
                                                 --------------------    --------------------------
                                                              GOLDEN
                                                              EAGLE
                                                  TESORO     BUSINESS    ADJUSTMENTS      COMBINED
                                                 --------    --------    -----------      ---------
                                                               (DOLLARS IN MILLIONS)
                                              ASSETS
Current Assets:
  Cash and cash equivalents....................  $    0.2    $    0.1      $  (0.1)(a)    $   95.2
                                                                              95.0 (b)
  Receivables..................................     434.7          --           --           434.7
  Inventories..................................     418.6       116.7         32.3 (c)       567.6
  Prepayments and other........................      14.9         6.5         (4.5)(c)        16.9
                                                 --------    --------      -------        --------
     Total Current Assets......................     868.4       123.3        122.7         1,114.4
                                                 --------    --------      -------        --------
Property, Plant and Equipment..................   1,903.0       909.8       (111.8)(c)     2,701.0
  Less accumulated depreciation and
     amortization..............................    (346.8)      (68.3)        68.3 (c)      (346.8)
                                                 --------    --------      -------        --------
     Net Property, Plant and Equipment.........   1,556.2       841.5        (43.5)        2,354.2
                                                 --------    --------      -------        --------
Other Assets:
  Deposits and restricted funds................     300.0          --       (300.0)(b)          --
  Goodwill.....................................      95.2       199.4       (199.4)(d)        95.2
  Other, net...................................     178.8        88.8         63.2 (c)       358.3
                                                                              31.0 (b)
                                                                              (3.5)(e)
                                                 --------    --------      -------        --------
     Total Other Assets........................     574.0       288.2       (408.7)          453.5
                                                 --------    --------      -------        --------
          Total Assets.........................  $2,998.6    $1,253.0      $(329.5)       $3,922.1
                                                 ========    ========      =======        ========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities.....  $  532.0    $  123.3      $(115.3)(c)    $  538.7
                                                                              (1.3)(e)
  Lease termination obligation.................        --        36.1        (36.1)(c)          --
  Current maturities of debt and other
     obligations...............................      34.0          --         15.7 (b)        49.7
                                                 --------    --------      -------        --------
     Total Current Liabilities.................     566.0       159.4       (137.0)          588.4
Deferred Income Taxes..........................     148.5        73.3        (73.3)(a)       148.5
Other Liabilities..............................     118.7        35.3         62.7 (c)       216.7
Debt and Other Obligations.....................   1,217.4          --        805.3 (b)     2,022.7
Net Parent Investment..........................        --       985.0       (985.0)(d)          --
Stockholders' Equity:
  Common stock.................................      11.0          --           --            11.0
  Additional paid-in capital...................     689.5          --           --           689.5
  Retained earnings............................     266.3          --         (2.2)(e)       264.1
  Treasury stock...............................     (18.8)         --           --           (18.8)
                                                 --------    --------      -------        --------
     Total Stockholders' Equity................     948.0          --         (2.2)          945.8
                                                 --------    --------      -------        --------
          Total Liabilities and Stockholders'
            Equity.............................  $2,998.6    $1,253.0      $(329.5)       $3,922.1
                                                 ========    ========      =======        ========

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2002

(a) Represents an adjustment to exclude assets and liabilities of the Golden Eagle Business we did not acquire.

(b) Represents an adjustment to reflect the financing of the acquisition of the Golden Eagle Assets, to pay related fees, expenses and debt issuance costs and for general corporate purposes as follows (in millions):

SOURCES
-------
9 5/8% senior subordinated notes due 2012...................  $  450.0
Net borrowings under our amended and restated senior secured
  credit facility...........................................     310.0
Present value of junior subordinated notes issued to seller
  ($150 million face value).................................      61.0
                                                              --------
                                                                 821.0
Deposit and restricted funds................................     300.0
                                                              --------
          Total sources.....................................  $1,121.0
                                                              ========

USES
----
Acquisition of Golden Eagle Assets..........................  $  995.0
Debt issuance costs.........................................      31.0
General corporate purposes..................................      95.0
                                                              --------
          Total uses........................................  $1,121.0
                                                              ========

(c) The following is a preliminary estimate of the purchase price for the Golden Eagle Assets (in millions):

Cash purchase price, including inventories..................  $925.0
Present value of junior subordinated notes issued to seller
  ($150 million face value).................................    61.0
Estimated direct costs of acquisition.......................     9.0
                                                              ------
          Total purchase price..............................  $995.0
                                                              ======

    For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary assessment of the fair value of the assets acquired and liabilities assumed as follows (in millions):

    Property, plant and equipment...............................  $ 798.0
    Inventories.................................................    149.0
    Acquired intangibles........................................    134.0
    Other assets................................................     20.0
    Environmental, employee benefit and other liabilities.......    (74.0)
    Lease termination obligation................................    (32.0)
                                                                  -------
         Total purchase price...................................  $ 995.0
                                                                  =======

    We are reviewing certain assets for possible sale, including the Beacon retail stations acquired as part of the Golden Eagle Assets. We have not yet determined that it is likely that the Beacon stations will be sold. Therefore we have not classified these assets as "held for sale" in the unaudited pro forma combined condensed financial statements. We have included the assets with the other Golden Eagle Assets as "held and used", at preliminary values. The classification would change if we determine that it is likely that we will sell the Beacon retail stations, and the valuation of these assets could change based on their estimated sales value.

    We are recording a termination liability related to an operating lease reflected as a current liability on the seller's historical balance sheet. The seller had planned to stop operating a leased MTBE plant at the end of 2002. While there may be other economic uses for this plant, we presently expect to stop operating the leased MTBE plant at the end of 2003. The lease termination obligation represents the fair value of lease payments subsequent to 2003. This obligation is included in other liabilities on the pro forma balance sheet.

(d) Represents the elimination of goodwill and historical equity related to the Golden Eagle Business.

(e) Represents the pretax write-off of $3.5 million in deferred financing costs related to our senior secured credit facility and the related income tax benefit of $1.3 million.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                  HISTORICAL                    PRO FORMA            HISTORICAL           PRO FORMA
                          ---------------------------   -------------------------   ------------   ------------------------
                                                        MID-CONTINENT                              GOLDEN EAGLE
                                     MID-CONTINENT(1)     AND OTHER      ADJUSTED   GOLDEN EAGLE     BUSINESS
                           TESORO      ACQUISITION       ADJUSTMENTS      TESORO      BUSINESS     ADJUSTMENTS     COMBINED
                          --------   ----------------   -------------    --------   ------------   ------------    --------
                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues................  $5,217.8        $972.3(2)        $   --        $6,190.1     $2,020.6       $ (98.1)(g)   $8,112.6
Costs and Expenses:
  Costs of sales and
    operating
    expenses............   4,857.5         835.0             (5.5)(a)     5,687.0      1,758.2         (98.1)(g)    7,348.3
                                                                                                         1.2 (h)
  Writedown of
    inventories to
    market value........        --            --               --              --         55.9(4)         --           55.9
  Selling, general and
    administrative
    expenses............     104.2          19.1(3)            --           123.3         15.4(3)         --          138.7
  Depreciation and
    amortization........      57.4          15.2             (1.2)(b)        75.3         44.0          (5.4)(i)      111.5
                                                              3.9 (c)                                   (6.6)(j)
                                                                                                         5.4 (k)
                                                                                                        (1.2)(h)
                          --------        ------           ------        --------     --------       -------       --------
Operating Income........     198.7         103.0              2.8           304.5        147.1           6.6          458.2
Interest and Financing
  Costs, Net of
  Capitalized
  Interest..............     (52.8)           --            (37.2)(d)       (90.0)          --         (86.1)(l)     (188.8)
                                                                                                        (3.5)(m)
                                                                                                        (9.2)(n)
Interest Income.........       1.0            --               --             1.0           --            --            1.0
                          --------        ------           ------        --------     --------       -------       --------
Earnings Before Income
  Taxes.................     146.9         103.0            (34.4)          215.5        147.1         (92.2)         270.4
Income Tax Provision....      58.9          41.2            (13.1)(e)        87.0         60.1         (35.0)(o)      112.1
                          --------        ------           ------        --------     --------       -------       --------
Net Earnings............      88.0          61.8(2)         (21.3)          128.5         87.0         (57.2)         158.3
Preferred Dividend
  Requirements..........       6.0            --             (6.0)(f)          --           --            --             --
                          --------        ------           ------        --------     --------       -------       --------
Net Earnings Applicable
  to Common Stock.......  $   82.0        $ 61.8           $(15.3)       $  128.5     $   87.0       $ (57.2)      $  158.3
                          ========        ======           ======        ========     ========       =======       ========
Weighted average common
  shares:
  Basic.................      36.2                            5.2 (f)                                   23.0 (p)       64.4
  Diluted...............      41.9                                                                      23.0 (p)       64.9
Net earnings per share:
  Basic.................  $   2.26                                                                                 $   2.46
  Diluted...............  $   2.10                                                                                 $   2.44

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                              HISTORICAL
                                                       ------------------------           PRO FORMA
                                                                   GOLDEN EAGLE    -----------------------
                                                        TESORO       BUSINESS      ADJUSTMENTS    COMBINED
                                                       --------    ------------    -----------    --------
                                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues.............................................  $1,243.2       $430.6         $(16.5)(g)   $1,657.3
Costs and Expenses:
  Costs of sales and operating expenses..............   1,247.8        444.5          (16.5)(g)    1,678.8
                                                                                        3.0 (h)
  Selling, general and administrative expenses.......      38.5          2.7             --           41.2
  Depreciation and amortization......................      20.1         12.8           (2.1)(j)       29.1
                                                                                        1.3 (k)
                                                                                       (3.0)(h)
                                                       --------       ------         ------       --------
Operating Income (Loss)..............................     (63.2)       (29.4)           0.8          (91.8)
Interest and Financing Costs, Net of Capitalized
  Interest...........................................     (30.3)          --          (21.7)(l)      (42.8)
                                                                                        9.2 (n)
Interest Income......................................       0.7           --             --            0.7
                                                       --------       ------         ------       --------
Earnings (Loss) Before Income Taxes..................     (92.8)       (29.4)         (11.7)        (133.9)
Income Tax Provision (Benefit).......................     (37.2)       (12.0)          (4.4)(o)      (53.6)
                                                       --------       ------         ------       --------
Net Earnings (Loss)..................................  $  (55.6)      $(17.4)        $ (7.3)      $  (80.3)
                                                       ========       ======         ======       ========

Weighted average common shares:
  Basic..............................................      48.2                        16.6 (p)       64.8
  Diluted............................................      48.2                        16.6 (p)       64.8

Net earnings (loss) per share:
  Basic..............................................  $  (1.15)                                  $  (1.24)
  Diluted............................................  $  (1.15)                                  $  (1.24)

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENTS OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 2001 AND THE THREE MONTHS ENDED MARCH 31, 2002

INFORMATIONAL NOTES

(1) Includes the Mid-Continent Acquisition (excluding the Pipeline System) for the period from January 1, 2001 through September 5, 2001, and the Pipeline System for the period from January 1, 2001 through October 31, 2001. The results of operations of the Mid-Continent Acquisition (excluding the Pipeline System) are included in Tesoro's historical results from the date of acquisition, September 6, 2001 through December 31, 2001. The results of operations of the Pipeline System are included in Tesoro's historical results from the date of acquisition, November 1, 2001 through December 31, 2001.

(2) In connection with the Mid-Continent Acquisition, we entered into certain offtake agreements with BP to provide us with a distribution channel for a portion of our refined products produced at these refineries. The offtake agreements commit approximately 37,220 bpd of refined products for a period ranging from two to five years. Historically, BP sold these volumes through its distribution network, which included retail stations and jobbers. The product sales prices that we will receive under the offtake agreements may be less than BP historically realized. A decrease in product sales price of 1 cent per gallon would have resulted in a decrease in revenues of $5.7 million and a decrease in net earnings of $3.4 million for the year ended December 31, 2001.

(3) Historical Mid-Continent Acquisition results include $7.9 million of allocated corporate overhead for the year ended December 31, 2001. Historical Golden Eagle Business results include $15.4 million of allocated corporate overhead for the year ended December 31, 2001.

(4) Represents a year-end, non-cash $55.9 million writedown of inventories to current market values for the year ended December 31, 2001.

(5) We are reviewing certain assets for possible sale, including the Beacon retail stations acquired as part of the Golden Eagle Assets. We have not yet determined that it is likely that the Beacon stations will be sold. Therefore we have not classified these assets as "held for sale" in the unaudited pro forma combined condensed financial statements. We have included the results of these retail operations in the Golden Eagle Business. The unaudited pro forma combined condensed statements of operations would change if we determine that it is likely that we will sell the Beacon retail stations: pro forma operating income and net earnings would decrease approximately $14.1 million and $8.7 million, respectively, for the year ended December 31, 2001 and would increase approximately $3.6 million and $2.2 million, respectively, for the three months ended March 31, 2002.

MID-CONTINENT ADJUSTMENTS (YEAR ENDED DECEMBER 31, 2001)

(a) Represents an adjustment to conform the accounting policy for refinery maintenance turnaround costs to our policy.

(b) Represents an adjustment in depreciation expense due to the change in property, plant and equipment from book value to fair value. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of 28 years for refinery and pipeline assets and 16 years for terminals and retail assets.

(c) Represents the amortization of acquired intangible assets over their estimated useful lives (weighted average life of 19 years). Intangible assets include jobber agreements, customer contracts, refinery permits and plans and refinery technology.

(d) Represents additional interest expense and amortization of debt issuance costs under our senior secured credit facility and senior subordinated notes, offset by a decrease in interest expense and amortization of debt issuance costs related to our prior credit facility.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                    STATEMENTS OF OPERATIONS -- (CONTINUED)

(e) Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38%.

OTHER ADJUSTMENT (YEAR ENDED DECEMBER 31, 2001)

(f) Represents the elimination of the preferred dividend requirements upon conversion of our PIES(SM) into shares of our common stock on July 1, 2001.

GOLDEN EAGLE ADJUSTMENTS (YEAR ENDED DECEMBER 31, 2001 AND THREE MONTHS ENDED MARCH 31, 2002)

(g) Represents an adjustment to eliminate excise taxes on wholesale sales collected on behalf of governmental agencies associated with the seller's operations from both revenues and costs of sales and operating expenses to conform to our accounting policy.

(h) Represents an adjustment to conform the classification of the amortization of refinery maintenance turnaround costs.

(i) Represents an adjustment to eliminate the seller's historical goodwill amortization.

(j) Represents an adjustment to record depreciation expense based on our preliminary allocation of fair values to property, plant and equipment. Pro forma depreciation is calculated on the straight-line method over estimated useful lives of primarily 28 years for refinery assets and 16 to 20 years for retail assets.

(k) Represents an adjustment to record amortization of acquired intangible assets assuming a weighted average life of 25 years.

(l) Represents additional interest expense and amortization of deferred financing costs related to the junior subordinated notes issued to the seller, our 9 5/8% senior subordinated notes due 2012 and our amended and restated senior secured credit facility.

(m) Represents the write-off of $3.5 million in deferred financing costs related to our senior secured credit facility.

(n) Represents bridge financing commitment fees incurred in connection with the acquisition of the Golden Eagle Assets. These costs are included in Tesoro's historical financial statements for the three months ended March 31, 2002.

(o) Represents the income tax effect of the adjustments above at a combined statutory tax rate of 38%.

(p) Represents the underwritten public offering of 23 million shares of our common stock. This offering was completed on March 6, 2002.

                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                                   DESCRIPTION
        -------                                  -----------


                  2.1 Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing
                           Company, including First Amendment dated February 20,
                           2002 and related Purchaser Parent Guaranty dated
                           February 4, 2002 (incorporated by reference to
                           Exhibit 2.12 to the Company's Annual Report on Form
                           10-K for the year ended December 31, 2001, File No.
                           1-3473) and Second Amendment dated May 3, 2002
                           (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed May 9,
                           2002, File No. 1-3473).

                 10.1      $100 million Promissory Note, dated as of May 17,
                           2002, payable by the Company to Ultramar Inc.
                           (incorporated by reference to the Exhibit 10.1 to the Company's Current Report on Form 8-K, File No.
                           1-3473, filed on May 24, 2002).


                 10.2      $50 million Promissory Note, dated as of May 17,
                           2002, payable by the Company to Ultramar Inc.
                           (incorporated by reference to the Exhibit 10.2 to the Company's Current Report on Form 8-K, File No.
                           1-3473, filed on May 24, 2002).


                 10.3*     Letter dated May 5, 2002 from the Company to the
                           State of California Department of Justice, Office of the Attorney General (incorporated by reference to the Exhibit 10.3 to the Company's Current Report on
                           Form 8-K, File No. 1-3473, filed on May 24, 2002).


                 10.4 $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers Inc. (arranger), Lehman Commercial
                           Paper Inc. (the syndication agent), Bank One, NA (the administrative agent) and a syndicate of banks, financial institutions and other entities
                           (incorporated by reference to the Exhibit 10.4 to the Company's Current Report on Form 8-K, File No.
                           1-3473, filed on May 24, 2002). Certain schedules and exhibits to this Amended and Restated Credit
                           Agreement have not been filed with this exhibit. The
                           Company agrees to furnish supplementally any omitted schedule or exhibit to the SEC upon request.

         * Portions have been omitted pursuant to a request for confidential treatment.